Exhibit 99.1

9.              Restricted Stock and Restricted Stock Units. (a) (i) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested; provided that, a Restricted Stock or Restricted Stock Unit Award whose vesting is subject to the satisfaction of Performance Goals over a Performance Period shall be subject to a Performance Period and vesting period of not less than one year. The minimum Performance Period and vesting period specified above will not, however, apply: (1) to a Restricted Stock or Restricted Stock Unit Award made in payment of or exchange for other earned compensation (including performance-based Awards), (2) upon a Change in Control and Involuntary Termination of a Participant, (3) upon termination of service due to death, Disability or Retirement, (4) to a Substitute Award that does not reduce the vesting period of the Award being replaced, and (5) to one or more Restricted Stock Awards and/or Restricted Stock Unit Awards covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for Awards under Section 5(b)(i) of the Plan over the Plan’s term. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards; provided that, the Committee may not amend a performance-based Restricted Stock Award or Restricted Stock Unit Award to reduce the Performance Period or vesting period to less than one year.

(ii)           Automatic Grants to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, Restricted Stock Units shall be automatically granted to each Non-Employee Director in accordance with this Section 9(a)(ii) without any additional required action by the Committee.  On the first business day of each fiscal year of the Company, each Non-Employee Director on such date shall be granted a number of Restricted Stock Units determined by dividing $100,000 by the Fair Market Value of a share on such date (which number shall be rounded up to the next whole number of shares).  Each Non-Employee Director who is initially elected or appointed to the Board during the fiscal year shall be granted on the date of such election or appointment a number of Restricted Stock Units, equal to the quotient (which number of shares shall be rounded up to the next whole number of shares) of (i) the product of $100,000 multiplied by a fraction, the numerator of which shall be the number of days remaining during the fiscal year and the denominator of which shall be 365, divided by (ii) the Fair Market Value of a share of Common Stock on such Non-Employee Director’s date of election or appointment. Except as otherwise provided in this Section 9, or as otherwise provided in the applicable Award agreement, or any applicable consulting, change in control, severance or other agreement between a Non-Employee Director and the Company or an Affiliate, the foregoing automatic grants of Restricted Stock Units shall have a Restricted Period of one year, and shall vest in full on the first anniversary of the date of grant, and thereafter the restrictions set forth in the applicable Award agreement shall have no further force or effect with respect to such Restricted Stock Units (and such Restricted Stock Units shall be treated as Released Units for purposes of Section 9(e)(ii)), provided that the Non-Employee Director remains in the service of the Company and its Affiliates throughout the one year period commencing on the date of grant. Each Non-Employee Director shall also be eligible to receive grants of additional Awards under the Plan; provided that, no Non-Employee Director shall be granted equity Awards under the Plan in any one calendar year having an aggregate Fair Market Value (measured on the date(s) of grant) in such calendar year in excess of $250,000 in the aggregate (including the annual $100,000 grant provided for above in this clause (ii)).

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